UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2012

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification)

9901 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

 (Registrant’s telephone number, including are code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 1.02                                           Termination of a Material Definitive Agreement.

On October 3, 2012, Res-Care, Inc. was notified that David W. Miles, Executive Vice President and Chief Financial Officer, was resigning effective November 2, 2012, to accept another position in the healthcare sector. Mr. Miles’ employment agreement with the Company will terminate upon his departure.

D. Ross Davison, ResCare’s Vice President of Risk Management, is assuming the position of interim Chief Financial Officer of the Company. Mr. Davison, age 50, served as ResCare’s Treasurer from 2002 until 2007, and rejoined the Company in his present position in 2009. From 2007 to 2009, Mr. Davison served as chief financial officer for two companies in the entertainment and real estate industries.  Before first joining ResCare in 2002, Mr. Davison served as chief financial officer of PJ America, a restaurant franchisee, and spent 11 years with Arthur Andersen LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: October 8, 2012	By	/s/ Ralph G. Gronefeld, Jr.
Ralph G. Gronefeld, Jr.
President and Chief Executive Officer